News Release

Media Contact: Catherine Butler
24-Hour: 800.559.3853

Analyst Contact: Mike Callahan
Office: 704.382.0459

Aug. 6, 2019

Duke Energy reports second quarter 2019 financial results

▪	Second quarter 2019 reported and adjusted EPS of $1.12 with strong results across all segments

▪	Adjusted EPS growth of 6 percent through first half of the year

▪	Company reaffirms 2019 adjusted EPS guidance range of $4.80 to $5.20 and long-term earnings growth target of 4 to 6 percent
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced second quarter 2019 reported diluted earnings per share (EPS), prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted diluted EPS of $1.12. This is compared to reported and adjusted diluted EPS of $0.71 and $0.93, respectively, for the second quarter of 2018. Adjusted diluted EPS excludes the impact of certain regulatory and legislative charges that are included in reported diluted EPS.
Higher second quarter 2019 adjusted results were primarily driven by growth from investments at electric and gas utilities and commercial renewables, as well as favorable O&M expenses.

“We delivered strong financial results in the quarter as we continue creating value for customers and shareholders,” said Lynn Good, Duke Energy chairman, president and CEO. “So far this year, we’ve grown earnings and increased our dividend. We remain on track to meet our commitments, and have reaffirmed our 2019 earnings guidance range and our long-term 4 to 6 percent earnings growth rate.”

“Moving forward, we will continue to execute our long-term strategy for the benefit of our customers and investors, including advancing our legislative and regulatory priorities to support our vision of a cleaner energy future.”

Business segment results
In addition to the following summary of second quarter 2019 business segment performance, comprehensive tables with detailed EPS drivers for the second quarter compared to prior year are provided in the tables at the end of this news release.
The discussion below of second quarter results includes both reported segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.

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Electric Utilities and Infrastructure
On a reported and adjusted basis, Electric Utilities and Infrastructure recognized second quarter 2019 segment income of $809 million. This is compared to reported and adjusted earnings of $575 million and $711 million, respectively, in the second quarter of 2018. Second quarter 2018 reported results were impacted by $136 million in after-tax charges related primarily to the Duke Energy Carolinas North Carolina rate case order. This amount was treated as a special item and excluded from adjusted earnings.
On an adjusted basis, this represents an increase of $0.13 per share, excluding share dilution of $0.03 per share. Higher quarterly results were primarily due to contributions from base rate changes (+$0.08 per share), higher rider revenues (+$0.04 per share) and timing of O&M expenses (+$0.07 per share).
These results were partially offset by higher depreciation and amortization on a growing asset base (-$0.05 per share) and higher interest expense (-$0.02 per share).
Gas Utilities and Infrastructure
On a reported and adjusted basis, Gas Utilities and Infrastructure recognized second quarter 2019 segment income of $40 million compared to $28 million in the second quarter of 2018, an increase of $0.02 per share. Higher quarterly results were driven by higher earnings from midstream investments (+$0.02 per share).
Commercial Renewables
On a reported and adjusted basis, Commercial Renewables recognized second quarter 2019 segment income of $86 million, compared to $38 million in the second quarter of 2018, an increase of $0.06 per share. Higher quarterly results were primarily due to a new solar tax equity financed project placed in service (+$0.08 per share), partially offset by lower wind resource and a favorable contractual settlement in the prior year (-$0.02 per share).
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported and adjusted basis, Other recognized a second quarter 2019 net loss of $115 million. This is compared to a reported and adjusted net loss of $136 million and $121 million, respectively, in the second quarter of 2018. Second quarter 2018 reported results were impacted by costs to achieve the Piedmont merger. These amounts were treated as special items and excluded from adjusted earnings.
Effective Tax Rate
Duke Energy's consolidated reported effective tax rate for the second quarter of 2019 was 15.9 percent compared to 16.5 percent in the second quarter of 2018. The decrease in the effective tax rate was primarily due to the amortization of excess deferred taxes. The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special

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items for the second quarter of 2019 was 14.7 percent compared to 18.4 percent in the second quarter of 2018. The decrease was primarily due to the amortization of excess deferred taxes.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the effective tax rate including noncontrolling interests and preferred dividends and excluding special items.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss second quarter 2019 financial results and other business and financial updates. The conference call will be hosted by Lynn Good, chairman, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors section (duke-energy.com/investors) of Duke Energy’s website or by dialing 888.254.3590 in the United States or 323.994.2093 outside the United States. The confirmation code is 6866305. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, August 16, 2019, by calling 888.203.1112 in the United States or 719.457.0820 outside the United States and using the code 6866305. An audio replay and transcript will also be available by accessing the investors section of the company’s website.
Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported to adjusted diluted EPS for second quarter 2018 financial results:

(In millions, except per-share amounts)	After-Tax Amount	2Q 2018 EPS
Diluted EPS, as reported		$0.71
Adjustments to reported EPS:
Second Quarter 2018
Costs to achieve Piedmont merger	$15	0.02
Regulatory and Legislative Impacts	136	0.19
Discontinued Operations	5	0.01
Total adjustments	$156	$0.22
Diluted EPS, adjusted		$0.93

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Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted diluted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items. Adjusted earnings and adjusted diluted EPS represent income from continuing operations attributable to Duke Energy common stockholders in dollar and per share amounts, adjusted for the dollar and per-share impact of special items. The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items is calculated using pretax earnings and income tax expense, both as adjusted for the impact of noncontrolling interests, preferred dividends and special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management believes the presentation of these non-GAAP financial measures provides useful information to investors, as it provides them with an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings, adjusted diluted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items are Net Income Attributable to Duke Energy Corporation (GAAP reported earnings), Diluted EPS Attributable to Duke Energy Corporation common stockholders (GAAP reported EPS), and the reported effective tax rate, respectively.
Special items included in the periods presented include the following items, which management believes do not reflect ongoing costs:

•	Costs to Achieve Piedmont Merger represents charges that resulted from the Piedmont acquisition.

•	Regulatory and Legislative Impacts represents charges related to rate case orders, settlements or other actions of regulators or legislative bodies.

•	Sale of Retired Plant represents the loss associated with selling Beckjord Generating Station (Beckjord), a nonregulated generating facility in Ohio.

•	Impairment of Equity Method Investment represents an OTTI of an investment in Constitution.

•	Impacts of the Tax Act represents an AMT valuation allowance recognized related to the Tax Act.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).

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Management evaluates segment performance based on segment income and other net loss. Segment income is defined as income from continuing operations attributable to Duke Energy. Segment income includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted diluted EPS and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of the largest energy holding companies in the U.S. It employs 30,000 people and has an electric generating capacity of 51,000 megawatts through its regulated utilities, and 3,000 megawatts through its nonregulated Duke Energy Renewables unit.

Duke Energy is transforming its customers’ experience, modernizing the energy grid, generating cleaner energy and expanding natural gas infrastructure to create a smarter energy future for the people and communities it serves. The Electric Utilities and Infrastructure unit’s regulated utilities serve approximately 7.7 million retail electric customers in six states — North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky. The Gas Utilities and Infrastructure unit distributes natural gas to more than 1.6 million customers in five states — North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The Duke Energy Renewables unit operates wind and solar generation facilities across the U.S., as well as energy storage and microgrid projects.

Duke Energy was named to Fortune’s 2019 “World’s Most Admired Companies” list, and Forbes’ 2019 “America’s Best Employers” list. More information about the company is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos, videos and other materials. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.

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Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

◦
State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

◦
The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

◦
The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

◦
The costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

◦	Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

◦
Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies;

◦
Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs;

◦	Advancements in technology;

◦	Additional competition in electric and natural gas markets and continued industry consolidation;

◦
The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

◦
The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources;

◦	The ability to obtain the necessary permits and approvals and to complete necessary or desirable pipeline expansion or infrastructure projects in our natural gas business;

◦	Operational interruptions to our natural gas distribution and transmission activities;

◦	The availability of adequate interstate pipeline transportation capacity and natural gas supply;

◦
The impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, operational accidents, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;

◦
The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

◦
The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

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◦
The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions and general market and economic conditions;

◦	Credit ratings of the Duke Energy Registrants may be different from what is expected;

◦
Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

◦
Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

◦
Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

◦	The ability to control operation and maintenance costs;

◦	The level of creditworthiness of counterparties to transactions;

◦	Employee workforce factors, including the potential inability to attract and retain key personnel;

◦	The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);

◦	The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities;

◦	The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

◦	The impact of U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

◦	The impacts from potential impairments of goodwill or equity method investment carrying values; and

◦	The ability to implement our business strategy, including enhancing existing technology systems.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended June 30, 2018
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Piedmont Merger		Regulatory and Legislative Impacts		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$575	$—		$136	B	$—		$136	$711
Gas Utilities and Infrastructure	28	—		—		—		—	28
Commercial Renewables	38	—		—		—		—	38
Total Reportable Segment Income	641	—		136		—		136	777
Other	(136)	15	A	—		—		15	(121)
Discontinued Operations	(5)	—		—		5	C	5	—
Net Income Attributable to Duke Energy Corporation	$500	$15		$136		$5		$156	$656
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.71	$0.02		$0.19		$0.01		$0.22	$0.93

A — Net of $5 million tax benefit. $20 million recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B — Net of $43 million tax benefit at Duke Energy Carolinas. $175 million recorded within Impairment charges and $4 million recorded within Operations, maintenance and other on the Duke Energy Carolinas' Condensed Consolidated Statements of Operations.
C — Recorded in Loss from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) — 704 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Six Months Ended June 30, 2018
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Piedmont Merger		Regulatory and Legislative Impacts		Sale of Retired Plant		Impairment of Equity Method Investment		Impacts of the Tax Act		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$1,325	$—		$202	B	$—		$—		$—		$—		$202	$1,527
Gas Utilities and Infrastructure	144	—		—		—		42	D	—		—		42	186
Commercial Renewables	58	—		—		—		—		—		—		—	58
Total Reportable Segment Income	1,527	—		202		—		42		—		—		244	1,771
Other	(402)	28	A	—		82	C	—		76	E	—		186	(216)
Discontinued Operations	(5)	—		—		—		—		—		5	F	5	—
Net Income Attributable to Duke Energy Corporation	$1,120	$28		$202		$82		$42		$76		$5		$435	$1,555
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.59	$0.04		$0.29		$0.12		$0.06		$0.11		$0.01		$0.63	$2.22

A — Net of $9 million tax benefit. $37 million recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B — Net of $16 million tax benefit at Duke Energy Progress and $47 million tax benefit at Duke Energy Carolinas.
•On the Duke Energy Progress' Condensed Consolidated Statements of Operations, $32 million is recorded within Impairment charges, $31 million within Operations, maintenance and other, $6 million within Interest Expense and $(1) million within Depreciation and amortization.
•On the Duke Energy Carolinas' Condensed Consolidated Statements of Operations, $188 million is recorded within Impairment charges, $8 million within Operations, maintenance and other, and $1 million within Depreciation and amortization.
C — Net of $25 million tax benefit. $107 million recorded within Gains (Losses) on Sales of Other Assets and Other, net on the Condensed Consolidated Statements of Operations.
D — Net of $13 million tax benefit. $55 million recorded within Other Income and Expenses on the Condensed Consolidated Statements of Operations.
E — $76 million AMT valuation allowance within Income Tax Expense from Continuing Operations on the Condensed Consolidated Statements of Operations.
F — Recorded in Loss from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) — 702 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
June 2019
(Dollars in millions)

	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$889		$1,877
Noncontrolling Interests	84		91
Preferred Dividends	(12)		(12)
Pretax Income Including Noncontrolling Interests and Preferred Dividends	$961		$1,956

Reported Income Tax Expense From Continuing Operations	$141	15.9%	$236	12.6%
Tax Expense Including Noncontrolling Interests and Preferred Dividends	$141	14.7%	$236	12.1%

	Three Months Ended June 30, 2018		Six Months Ended June 30, 2018
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$607		$1,410
Costs to Achieve Piedmont Merger	20		37
Regulatory and Legislative Impacts	179		265
Sale of Retired Plant	—		107
Impairment of Equity Method Investment	—		55
Noncontrolling Interests	(2)		(4)
Pretax Income Including Noncontrolling Interests and Excluding Special Items	$804		$1,870

Reported Income Tax Expense From Continuing Operations	$100	16.5%	$281	19.9%
Costs to Achieve Piedmont Merger	5		9
Regulatory and Legislative Impacts	43		63
Sale of Retired Plant	—		25
Impairment of Equity Method Investment	—		13
Impacts of the Tax Act	—		(76)
Tax Expense Including Noncontrolling Interests and Excluding Special Items	$148	18.4%	$315	16.8%

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2019 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Discontinued Operations	Consolidated
2018 QTD Reported Earnings Per Share, Diluted	$0.82	$0.04	$0.06	$(0.20)	$(0.01)	$0.71
Costs to Achieve Piedmont Merger	—	—	—	0.02	—	0.02
Regulatory and Legislative Impacts	0.19	—	—	—	—	0.19
Discontinued Operations	—	—	—	—	0.01	0.01
2018 QTD Adjusted Earnings Per Share, Diluted	$1.01	$0.04	$0.06	$(0.18)	$—	$0.93
Weather	(0.01)	—	—	—	—	(0.01)
Volume	0.02	—	—	—	—	0.02
Pricing and Riders	0.04	—	—	—	—	0.04
Rate case impacts, net(a)	0.08	—	—	—	—	0.08
Operations and maintenance, net of recoverables(b)	0.07	—	—	—	—	0.07
Midstream Gas Pipelines	—	0.02	—	—	—	0.02
Duke Energy Renewables(c)	—	—	0.06	—	—	0.06
Interest Expense	(0.02)	—	—	(0.02)	—	(0.04)
AFUDC Equity	(0.02)	—	—	—	—	(0.02)
Depreciation and amortization(d)	(0.05)	—	—	—	—	(0.05)
Other	0.02	—	—	0.03	—	0.05
Change in share count	(0.03)	—	—	—	—	(0.03)
2019 QTD Reported Earnings Per Share, Diluted	$1.11	$0.06	$0.12	$(0.17)	$—	$1.12

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except Commercial Renewables, which uses an effective rate. Weighted average diluted shares outstanding increased from 704 million shares to 728 million.

(a)
Includes the net impact of the DEF GBRA, SBRA and multi-year rate plan (+$0.05), DEO and DEK rate cases (+$0.02), and the Carolinas rate cases (+$0.01), which is primarily comprised of base rate increases partially offset by higher depreciation and amortization expense.

(b)	Includes favorable timing of O&M expenses.

(c)	Includes the new solar tax equity project placed in service (+$0.08), partially offset by lower wind resource and favorable contractual settlement in the prior year.

(d)	Excludes rate case impacts.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2019 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Discontinued Operations	Consolidated
2018 YTD Reported Earnings Per Share, Diluted	$1.89	$0.21	$0.08	$(0.58)	$(0.01)	$1.59
Costs to Achieve Piedmont Merger	—	—	—	0.04	—	0.04
Regulatory and Legislative Impacts	0.29	—	—	—	—	0.29
Sale of Retired Plant	—	—	—	0.12	—	0.12
Impairment of Equity Method Investment	—	0.06	—	—	—	0.06
Impacts of the Tax Act (Alternative Minimum Tax valuation allowance)	—	—	—	0.11	—	0.11
Discontinued Operations	—	—	—	—	0.01	0.01
2018 YTD Adjusted Earnings Per Share, Diluted	$2.18	$0.27	$0.08	$(0.31)	$—	$2.22
Weather	(0.08)	—	—	—	—	(0.08)
Pricing and Riders	0.08	0.01	—	—	—	0.09
Rate case impacts, net(a)	0.16	—	—	—	—	0.16
Operations and maintenance, net of recoverables(b)	0.07	—	—	—	—	0.07
Midstream Gas Pipelines(c)	—	0.09	—	—	—	0.09
Duke Energy Renewables(d)	—	—	0.06	—	—	0.06
Interest Expense	(0.04)	—	—	(0.03)	—	(0.07)
AFUDC Equity	(0.05)	—	—	—	—	(0.05)
Depreciation and amortization(e)	(0.09)	—	—	—	—	(0.09)
Other	(0.01)	—	—	0.05	—	0.04
Change in share count	(0.08)	—	—	—	—	(0.08)
2019 YTD Reported Earnings Per Share, Diluted	$2.14	$0.37	$0.14	$(0.29)	$—	$2.36

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except for Commercial Renewables, which uses an effective rate. Weighted average diluted shares outstanding increased from 702 million shares to 728 million.

(a)
Includes the net impact of the DEF GBRA, SBRA and multi-year rate plan (+$0.09), the Carolinas rate cases (+$0.04) and DEO and DEK rate cases (+$0.03), which is primarily comprised of base rate increases partially offset by higher depreciation and amortization expense.

(b)	Includes favorable timing of O&M expenses.

(c)	Primarily due to an income tax adjustment for equity method investments related to prior years.

(d)	Includes the new solar tax equity project placed in service (+$0.08), partially offset by lower wind resource and favorable contractual settlement in the prior year.

(e)	Excludes rate case impacts.

June 2019
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per-share amounts and where noted)	2019	2018	2019	2018
Earnings Per Share — Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$1.12	$0.72	$2.36	$1.60
Diluted	$1.12	$0.72	$2.36	$1.60
Loss from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$—	$(0.01)	$—	$(0.01)
Diluted	$—	$(0.01)	$—	$(0.01)
Net income attributable to Duke Energy Corporation common stockholders
Basic	$1.12	$0.71	$2.36	$1.59
Diluted	$1.12	$0.71	$2.36	$1.59
Weighted average shares outstanding
Basic	728	703	728	702
Diluted	728	704	728	702
INCOME (LOSS) BY BUSINESS SEGMENT
Electric Utilities and Infrastructure(a)	$809	$575	$1,559	$1,325
Gas Utilities and Infrastructure(b)	40	28	266	144
Commercial Renewables	86	38	99	58
Total Reportable Segment Income	935	641	1,924	1,527
Other(c)(d)	(115)	(136)	(204)	(402)
Loss from Discontinued Operations	—	(5)	—	(5)
Net Income Attributable to Duke Energy Corporation	$820	$500	$1,720	$1,120
CAPITALIZATION
Total Common Equity (%)			43%	43%
Total Debt (%)			57%	57%

Total Debt			$60,833	$56,044
Book Value Per Share			$62.27	$59.71
Actual Shares Outstanding			728	712
CAPITAL AND INVESTMENT EXPENDITURES
Electric Utilities and Infrastructure	$2,073	$1,970	$4,186	$3,743
Gas Utilities and Infrastructure	383	181	747	409
Commercial Renewables	483	16	573	103
Other	58	68	121	141
Total Capital and Investment Expenditures	$2,997	$2,235	$5,627	$4,396

(a)
Includes regulatory and legislative charges related to rate case orders, settlements or other actions of regulators or legislative bodies of $136 million (net of tax of $43 million) for the three months ended June 30, 2018, and $202 million (net of tax of $63 million) for the six months ended June 30, 2018.

(b)	Includes an other-than-temporary impairment of an investment in Constitution of $42 million (net of tax of $13 million) for the six months ended June 30, 2018.

(c)
Includes the loss associated with selling Beckjord, a non-regulated generating facility in Ohio which was retired in 2014, of $82 million (net of tax of $25 million) for the six months ended June 30, 2018.

(d)	Includes an Alternative Minimum Tax valuation allowance recognized related to the Tax Act of $76 million for the six months ended June 30, 2018.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating Revenues
Regulated electric	$5,423	$5,178	$10,708	$10,462
Regulated natural gas	280	291	1,008	991
Nonregulated electric and other	170	174	320	325
Total operating revenues	5,873	5,643	12,036	11,778
Operating Expenses
Fuel used in electric generation and purchased power	1,641	1,574	3,250	3,250
Cost of natural gas	76	89	403	402
Operation, maintenance and other	1,434	1,544	2,853	3,008
Depreciation and amortization	1,089	973	2,178	1,940
Property and other taxes	334	315	677	631
Impairment charges	4	172	4	215
Total operating expenses	4,578	4,667	9,365	9,446
Gains (Losses) on Sales of Other Assets and Other, net	3	3	—	(97)
Operating Income	1,298	979	2,671	2,235
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	44	36	87	12
Other income and expenses, net	89	110	204	196
Total other income and expenses	133	146	291	208
Interest Expense	542	518	1,085	1,033
Income From Continuing Operations Before Income Taxes	889	607	1,877	1,410
Income Tax Expense From Continuing Operations	141	100	236	281
Income From Continuing Operations	748	507	1,641	1,129
Loss From Discontinued Operations, net of tax	—	(5)	—	(5)
Net Income	748	502	1,641	1,124
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(84)	2	(91)	4
Less: Preferred Dividends	12	—	12	—
Net Income Attributable to Duke Energy Corporation	$820	$500	$1,720	$1,120

Earnings Per Share — Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$1.12	$0.72	$2.36	$1.60
Loss from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$—	$(0.01)	$—	$(0.01)
Net income attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$1.12	$0.71	$2.36	$1.59
Weighted average shares outstanding
Basic	728	703	728	702
Diluted	728	704	728	702

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	June 30, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$336	$442
Receivables (net of allowance for doubtful accounts of $16 at 2019 and 2018)	646	962
Receivables of VIEs (net of allowance for doubtful accounts of $55 at 2019 and 2018)	2,153	2,172
Inventory	3,189	3,084
Regulatory assets (includes $52 at 2019 and 2018 related to VIEs)	1,918	2,005
Other (includes $140 at 2019 and $162 at 2018 related to VIEs)	1,267	1,049
Total current assets	9,509	9,714
Property, Plant and Equipment
Cost	141,363	134,458
Accumulated depreciation and amortization	(44,482)	(43,126)
Generation facilities to be retired, net	317	362
Net property, plant and equipment	97,198	91,694
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $1,019 at 2019 and $1,041 at 2018 related to VIEs)	13,393	13,617
Nuclear decommissioning trust funds	7,621	6,720
Operating lease right-of-use assets, net	1,735	—
Investments in equity method unconsolidated affiliates	1,715	1,409
Other (includes $289 at 2019 and $261 at 2018 related to VIEs)	2,975	2,935
Total other noncurrent assets	46,742	43,984
Total Assets	$153,449	$145,392
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,512	$3,487
Notes payable and commercial paper	3,793	3,410
Taxes accrued	521	577
Interest accrued	564	559
Current maturities of long-term debt (includes $232 at 2019 and $227 at 2018 related to VIEs)	2,698	3,406
Asset retirement obligations	739	919
Regulatory liabilities	600	598
Other	2,020	2,085
Total current liabilities	13,447	15,041
Long-Term Debt (includes $4,070 at 2019 and $3,998 at 2018 related to VIEs)	54,342	51,123
Other Noncurrent Liabilities
Deferred income taxes	8,532	7,806
Asset retirement obligations	11,889	9,548
Regulatory liabilities	15,294	14,834
Operating lease liabilities	1,502	—
Accrued pension and other post-retirement benefit costs	959	988
Investment tax credits	569	568
Other (includes $222 at 2019 and $212 at 2018 related to VIEs)	1,583	1,650
Total other noncurrent liabilities	40,328	35,394
Commitments and Contingencies
Equity
Preferred stock, $0.001 par value, 40 million depositary shares authorized and outstanding at 2019	973	—
Common stock, $0.001 par value, 2 billion shares authorized; 728 million shares outstanding at 2019 and 727 million shares outstanding at 2018	1	1
Additional paid-in capital	40,885	40,795
Retained earnings	3,502	3,113
Accumulated other comprehensive loss	(148)	(92)
Total Duke Energy Corporation stockholders' equity	45,213	43,817
Noncontrolling interests	119	17
Total equity	45,332	43,834
Total Liabilities and Equity	$153,449	$145,392

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,641	$1,124
Adjustments to reconcile net income to net cash provided by operating activities	1,415	2,178
Net cash provided by operating activities	3,056	3,302

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(5,788)	(4,645)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	2,622	1,265

Net decrease in cash, cash equivalents and restricted cash	(110)	(78)
Cash, cash equivalents and restricted cash at beginning of period	591	505
Cash, cash equivalents and restricted cash at end of period	$481	$427

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$5,475	$—	$—	$—	$(52)	$5,423
Regulated natural gas	—	304	—	—	(24)	280
Nonregulated electric and other	—	2	118	25	25	170
Total operating revenues	5,475	306	118	25	(51)	5,873
Operating Expenses
Fuel used in electric generation and purchased power	1,662	—	—	—	(21)	1,641
Cost of natural gas	—	76	—	—	—	76
Operation, maintenance and other	1,318	107	64	(26)	(29)	1,434
Depreciation and amortization	951	63	40	34	1	1,089
Property and other taxes	297	27	6	3	1	334
Impairment charges	4	—	—	—	—	4
Total operating expenses	4,232	273	110	11	(48)	4,578
Gains on Sales of Other Assets and Other, net	3	—	—	—	—	3
Operating Income (Loss)	1,246	33	8	14	(3)	1,298
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	4	31	(1)	9	1	44
Other income and expenses, net	85	6	(7)	21	(16)	89
Total Other Income and Expenses	89	37	(8)	30	(15)	133
Interest Expense	330	27	22	180	(17)	542
Income (Loss) from Continuing Operations Before Income Taxes	1,005	43	(22)	(136)	(1)	889
Income Tax Expense (Benefit) from Continuing Operations	196	3	(24)	(33)	(1)	141
Income (Loss) from Continuing Operations	809	40	2	(103)	—	748
Less: Net Loss Attributable to Noncontrolling Interest(a)	—	—	(84)	—	—	(84)
Less: Preferred Dividends	—	—	—	12	—	12
Segment Income / Other Net Loss / Net Income Attributable to Duke Energy Corporation	$809	$40	$86	$(115)	$—	$820

(a)    Includes the allocation of losses to noncontrolling members primarily due to a new solar tax equity project being placed in service.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$10,804	$—	$—	$—	$(96)	$10,708
Regulated natural gas	—	1,056	—	—	(48)	1,008
Nonregulated electric and other	—	6	224	46	44	320
Total operating revenues	10,804	1,062	224	46	(100)	12,036
Operating Expenses
Fuel used in electric generation and purchased power	3,292	—	—	—	(42)	3,250
Cost of natural gas	—	403	—	—	—	403
Operation, maintenance and other	2,600	217	130	(39)	(55)	2,853
Depreciation and amortization	1,898	128	80	72	—	2,178
Property and other taxes	598	60	12	6	1	677
Impairment charges	4	—	—	—	—	4
Total operating expenses	8,392	808	222	39	(96)	9,365
Operating Income	2,412	254	2	7	(4)	2,671
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	6	64	(2)	18	1	87
Other income and expenses, net	174	13	(8)	56	(31)	204
Total Other Income and Expenses	180	77	(10)	74	(30)	291
Interest Expense	668	57	43	351	(34)	1,085
Income (Loss) from Continuing Operations Before Income Taxes	1,924	274	(51)	(270)	—	1,877
Income Tax Expense (Benefit) from Continuing Operations	365	8	(59)	(78)	—	236
Income (Loss) from Continuing Operations	1,559	266	8	(192)	—	1,641
Less: Net Loss Attributable to Noncontrolling Interest(a)	—	—	(91)	—	—	(91)
Less: Preferred Dividends	—	—	—	12	—	12
Segment Income / Other Net Loss / Net Income Attributable to Duke Energy Corporation	$1,559	$266	$99	$(204)	$—	$1,720

(a)	Includes the allocation of losses to noncontrolling members primarily due to a new solar tax equity project being placed in service.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2018
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$5,223	$—	$—	$—	$(45)	$5,178
Regulated natural gas	—	315	—	—	(24)	291
Nonregulated electric and other	—	3	119	32	20	174
Total operating revenues	5,223	318	119	32	(49)	5,643
Operating Expenses
Fuel used in electric generation and purchased power	1,582	—	—	15	(23)	1,574
Cost of natural gas	—	89	—	—	—	89
Operation, maintenance and other	1,395	103	69	3	(26)	1,544
Depreciation and amortization	838	60	38	37	—	973
Property and other taxes	279	26	6	4	—	315
Impairment charges	172	—	—	—	—	172
Total operating expenses	4,266	278	113	59	(49)	4,667
Gains on Sales of Other Assets and Other, net	—	—	—	2	1	3
Operating Income (Loss)	957	40	6	(25)	1	979
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	2	17	2	16	(1)	36
Other income and expenses, net	89	5	16	11	(11)	110
Total Other Income and Expenses	91	22	18	27	(12)	146
Interest Expense	316	26	23	164	(11)	518
Income (Loss) from Continuing Operations Before Income Taxes	732	36	1	(162)	—	607
Income Tax Expense (Benefit) from Continuing Operations	157	8	(36)	(28)	(1)	100
Income (Loss) from Continuing Operations	575	28	37	(134)	1	507
Less: Net (Loss) Income Attributable to Noncontrolling Interest	—	—	(1)	2	1	2
Segment Income / Other Net Loss	$575	$28	$38	$(136)	$—	$505
Loss from Discontinued Operations, net of tax						(5)
Net Income Attributable to Duke Energy Corporation						$500

Segment Income / Other Net Loss	$575	$28	$38	$(136)	$—	$505
Special Items	136	—	—	15	—	151
Adjusted Earnings(a)	$711	$28	$38	$(121)	$—	$656

(a)	See Reported To Adjusted Earnings Reconciliation above for a detailed reconciliation of Segment Income / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30, 2018
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$10,546	$—	$—	$—	$(84)	$10,462
Regulated natural gas	—	1,040	—	—	(49)	991
Nonregulated electric and other	—	5	220	67	33	325
Total operating revenues	10,546	1,045	220	67	(100)	11,778
Operating Expenses
Fuel used in electric generation and purchased power	3,267	—	—	29	(46)	3,250
Cost of natural gas	—	402	—	—	—	402
Operation, maintenance and other	2,720	211	124	6	(53)	3,008
Depreciation and amortization	1,673	121	76	70	—	1,940
Property and other taxes	553	57	13	8	—	631
Impairment charges	215	—	—	—	—	215
Total operating expenses	8,428	791	213	113	(99)	9,446
Gains (Losses) on Sales of Other Assets and Other, net	1	—	—	(99)	1	(97)
Operating Income (Loss)	2,119	254	7	(145)	—	2,235
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	4	(23)	2	29	—	12
Other income and expenses, net	175	10	18	12	(19)	196
Total Other Income and Expenses	179	(13)	20	41	(19)	208
Interest Expense	633	53	45	321	(19)	1,033
Income (Loss) from Continuing Operations Before Income Taxes	1,665	188	(18)	(425)	—	1,410
Income Tax Expense (Benefit) from Continuing Operations	340	44	(75)	(27)	(1)	281
Income (Loss) from Continuing Operations	1,325	144	57	(398)	1	1,129
Less: Net (Loss) Income Attributable to Noncontrolling Interest	—	—	(1)	4	1	4
Segment Income / Other Net Loss	$1,325	$144	$58	$(402)	$—	$1,125
Loss from Discontinued Operations, net of tax						(5)
Net Income Attributable to Duke Energy Corporation						$1,120

Segment Income / Other Net Loss	$1,325	$144	$58	$(402)	$—	$1,125
Special Items	202	42	—	186	—	430
Adjusted Earnings(a)	$1,527	$186	$58	$(216)	$—	$1,555

(a)	See Reported To Adjusted Earnings Reconciliation above for a detailed reconciliation of Segment Income / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS — ASSETS
(Unaudited)

	June 30, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$76	$2	$17	$241	$—	$336
Receivables, net	441	92	86	28	(1)	646
Receivables of variable interest entities, net	2,153	—	—	—	—	2,153
Receivables from affiliated companies	79	13	905	438	(1,435)	—
Notes receivable from affiliated companies	7	15	—	1,800	(1,822)	—
Inventory	3,056	68	39	26	—	3,189
Regulatory assets	1,773	32	—	113	—	1,918
Other	156	58	106	983	(36)	1,267
Total current assets	7,741	280	1,153	3,629	(3,294)	9,509
Property, Plant and Equipment
Cost	122,876	11,141	5,118	2,269	(41)	141,363
Accumulated depreciation and amortization	(39,916)	(2,423)	(929)	(1,215)	1	(44,482)
Generation facilities to be retired, net	317	—	—	—	—	317
Net property, plant and equipment	83,277	8,718	4,189	1,054	(40)	97,198
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	—	19,303
Regulatory assets	12,266	635	—	492	—	13,393
Nuclear decommissioning trust funds	7,621	—	—	—	—	7,621
Operating lease right-of-use assets, net	1,317	26	98	294	—	1,735
Investments in equity method unconsolidated affiliates	125	1,268	198	124	—	1,715
Investment in consolidated subsidiaries	254	17	3	61,071	(61,345)	—
Other	2,105	83	138	1,282	(633)	2,975
Total other noncurrent assets	41,067	3,953	437	63,263	(61,978)	46,742
Total Assets	132,085	12,951	5,779	67,946	(65,312)	153,449
Segment reclassifications, intercompany balances and other	(445)	(8)	(909)	(64,131)	65,493	—
Segment Assets	$131,640	$12,943	$4,870	$3,815	$181	$153,449

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS — LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$1,784	$195	$95	$438	$—	$2,512
Accounts payable to affiliated companies	559	53	22	739	(1,373)	—
Notes payable to affiliated companies	1,735	77	15	3	(1,830)	—
Notes payable and commercial paper	—	—	10	3,783	—	3,793
Taxes accrued	611	26	(24)	(92)	—	521
Interest accrued	368	41	1	155	(1)	564
Current maturities of long-term debt	1,294	26	178	1,199	1	2,698
Asset retirement obligations	739	—	—	—	—	739
Regulatory liabilities	507	91	—	2	—	600
Other	1,564	65	29	453	(91)	2,020
Total current liabilities	9,161	574	326	6,680	(3,294)	13,447
Long-Term Debt	32,634	3,020	1,611	17,118	(41)	54,342
Long-Term Debt Payable to Affiliated Companies	618	7	9	—	(634)	—
Other Noncurrent Liabilities
Deferred income taxes	9,845	934	(285)	(1,963)	1	8,532
Asset retirement obligations	11,706	57	125	—	1	11,889
Regulatory liabilities	13,708	1,559	—	27	—	15,294
Operating lease liabilities	1,184	25	98	194	1	1,502
Accrued pension and other post-retirement benefit costs	635	32	3	289	—	959
Investment tax credits	567	2	—	—	—	569
Other	848	196	296	301	(58)	1,583
Total other noncurrent liabilities	38,493	2,805	237	(1,152)	(55)	40,328
Equity
Total Duke Energy Corporation stockholders' equity	51,179	6,545	3,479	45,298	(61,288)	45,213
Noncontrolling interests	—	—	117	2	—	119
Total equity	51,179	6,545	3,596	45,300	(61,288)	45,332
Total Liabilities and Equity	132,085	12,951	5,779	67,946	(65,312)	153,449
Segment reclassifications, intercompany balances and other	(445)	(8)	(909)	(64,131)	65,493	—
Segment Liabilities and Equity	$131,640	$12,943	$4,870	$3,815	$181	$153,449

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended June 30, 2019
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$1,713	$1,387	$1,353	$336	$714	$(28)	$5,475
Operating Expenses
Fuel used in electric generation and purchased power	395	479	509	86	229	(36)	1,662
Operation, maintenance and other	434	355	242	96	187	4	1,318
Depreciation and amortization	346	251	175	45	132	2	951
Property and other taxes	75	41	103	59	20	(1)	297
Impairment charges	5	—	—	—	—	(1)	4
Total operating expenses	1,255	1,126	1,029	286	568	(32)	4,232
(Losses) Gains on Sales of Other Assets and Other, net	—	—	(1)	—	3	1	3
Operating Income	458	261	323	50	149	5	1,246
Other Income and Expenses, net(b)	41	24	12	5	8	(1)	89
Interest Expense	117	81	83	18	28	3	330
Income Before Income Taxes	382	204	252	37	129	1	1,005
Income Tax Expense	76	32	50	6	31	1	196
Segment Income	$306	$172	$202	$31	$98	$—	$809

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)
Includes an equity component of allowance for funds used during construction of $11 million for Duke Energy Carolinas, $14 million for Duke Energy Progress, $1 million for Duke Energy Florida, $3 million for Duke Energy Ohio and $5 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Six Months Ended June 30, 2019
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$3,457	$2,871	$2,439	$691	$1,482	$(136)	$10,804
Operating Expenses
Fuel used in electric generation and purchased power	867	994	919	179	486	(153)	3,292
Operation, maintenance and other	869	686	470	197	374	4	2,600
Depreciation and amortization	663	541	340	86	263	5	1,898
Property and other taxes	155	85	196	123	39	—	598
Impairment charges	5	—	—	—	—	(1)	4
Total operating expenses	2,559	2,306	1,925	585	1,162	(145)	8,392
Losses on Sales of Other Assets and Other, net	—	—	(1)	—	—	1	—
Operating Income	898	565	513	106	320	10	2,412
Other Income and Expenses, net(b)	72	48	25	11	27	(3)	180
Interest Expense	227	158	165	40	71	7	668
Income Before Income Taxes	743	455	373	77	276	—	1,924
Income Tax Expense	140	78	73	10	67	(3)	365
Segment Income	$603	$377	$300	$67	$209	$3	$1,559

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)
Includes an equity component of allowance for funds used during construction of $21 million for Duke Energy Carolinas, $28 million for Duke Energy Progress, $2 million for Duke Energy Florida, $6 million for Duke Energy Ohio and $9 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS — ASSETS
(Unaudited)

	June 30, 2019
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$15	$28	$16	$6	$12	$(1)	$76
Receivables, net	164	53	84	88	49	3	441
Receivables of variable interest entities, net	671	518	479	—	—	485	2,153
Receivables from affiliated companies	101	40	18	39	83	(202)	79
Notes receivable from affiliated companies	—	—	—	—	—	7	7
Inventory	1,025	980	499	88	463	1	3,056
Regulatory assets	605	572	452	16	130	(2)	1,773
Other	17	34	47	17	42	(1)	156
Total current assets	2,598	2,225	1,595	254	779	290	7,741
Property, Plant and Equipment
Cost	47,249	33,288	19,461	6,586	15,831	461	122,876
Accumulated depreciation and amortization	(16,046)	(11,728)	(5,073)	(1,958)	(5,104)	(7)	(39,916)
Generation facilities to be retired, net	—	317	—	—	—	—	317
Net property, plant and equipment	31,203	21,877	14,388	4,628	10,727	454	83,277
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	3,392	4,124	2,299	381	1,038	1,032	12,266
Nuclear decommissioning trust funds	4,059	2,833	729	—	—	—	7,621
Operating lease right-of-use assets, net	141	407	432	22	60	255	1,317
Investments in equity method unconsolidated affiliates	—	—	—	—	—	125	125
Investment in consolidated subsidiaries	48	13	2	190	1	—	254
Other	1,084	587	311	37	203	(117)	2,105
Total other noncurrent assets	8,724	7,964	3,773	1,226	1,302	18,078	41,067
Total Assets	42,525	32,066	19,756	6,108	12,808	18,822	132,085
Segment reclassifications, intercompany balances and other	(270)	(101)	(53)	(194)	(69)	242	(445)
Reportable Segment Assets	$42,255	$31,965	$19,703	$5,914	$12,739	$19,064	$131,640

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances, purchase accounting adjustments and restricted receivables related to Cinergy Receivables Company.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS — LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2019
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$640	$315	$403	$200	$224	$2	$1,784
Accounts payable to affiliated companies	189	182	62	21	66	39	559
Notes payable to affiliated companies	804	127	477	126	165	36	1,735
Taxes accrued	210	107	148	126	26	(6)	611
Interest accrued	106	110	70	23	59	—	368
Current maturities of long-term debt	456	6	671	74	3	84	1,294
Asset retirement obligations	203	413	3	6	115	(1)	739
Regulatory liabilities	191	167	83	42	24	—	507
Other	500	395	462	71	119	17	1,564
Total current liabilities	3,299	1,822	2,379	689	801	171	9,161
Long-Term Debt	10,208	8,893	6,542	1,895	3,570	1,526	32,634
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	3,826	2,193	2,106	620	1,085	15	9,845
Asset retirement obligations	5,139	5,203	574	45	604	141	11,706
Regulatory liabilities	6,392	4,150	1,040	431	1,693	2	13,708
Operating lease liabilities	117	377	370	21	56	243	1,184
Accrued pension and other post-retirement benefit costs	90	232	248	68	142	(145)	635
Investment tax credits	234	141	42	3	147	—	567
Other	644	93	61	65	14	(29)	848
Total other noncurrent liabilities	16,442	12,389	4,441	1,253	3,741	227	38,493
Equity	12,276	8,812	6,394	2,253	4,546	16,898	51,179
Total Liabilities and Equity	42,525	32,066	19,756	6,108	12,808	18,822	132,085
Segment reclassifications, intercompany balances and other	(270)	(101)	(53)	(194)	(69)	242	(445)
Reportable Segment Liabilities and Equity	$42,255	$31,965	$19,703	$5,914	$12,739	$19,064	$131,640

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended June 30, 2019
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$97	$209	$—	$—	$306
Operating Expenses
Cost of natural gas	10	65	—	1	76
Operation, maintenance and other	25	80	1	1	107
Depreciation and amortization	22	42	—	(1)	63
Property and other taxes	14	13	—	—	27
Total operating expenses	71	200	1	1	273
Operating Income (Loss)	26	9	(1)	(1)	33
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	31	—	31
Other income and expenses, net	2	4	—	—	6
Total other income and expenses	2	4	31	—	37
Interest Expense	6	21	—	—	27
Income Before Income Taxes	22	(8)	30	(1)	43
Income Tax Expense	5	(1)	—	(1)	3
Segment Income	$17	$(7)	$30	$—	$40

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes earnings from investments in ACP, Sabal Trail, Constitution and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Six Months Ended June 30, 2019
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$273	$788	$—	$1	$1,062
Operating Expenses
Cost of natural gas	64	338	—	1	403
Operation, maintenance and other	56	159	3	(1)	217
Depreciation and amortization	44	84	—	—	128
Property and other taxes	34	25	—	1	60
Total operating expenses	198	606	3	1	808
Operating Income (Loss)	75	182	(3)	—	254
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	64	—	64
Other income and expenses, net	5	8	—	—	13
Total other income and expenses	5	8	64	—	77
Interest Expense	13	43	—	1	57
Income Before Income Taxes	67	147	61	(1)	274
Income Tax Expense	15	35	(38)	(4)	8
Segment Income	$52	$112	$99	$3	$266

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes earnings from investments in ACP, Sabal Trail, Constitution and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS — ASSETS
(Unaudited)

	June 30, 2019
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$2	$—	$—	$—	$2
Receivables, net	(9)	100	—	1	92
Receivables from affiliated companies	5	94	—	(86)	13
Notes receivable from affiliated companies	—	16	—	(1)	15
Inventory	35	33	—	—	68
Regulatory assets	2	30	—	—	32
Other	2	57	—	(1)	58
Total current assets	37	330	—	(87)	280
Property, Plant and Equipment
Cost	3,190	7,951	—	—	11,141
Accumulated depreciation and amortization	(804)	(1,620)	—	1	(2,423)
Net property, plant and equipment	2,386	6,331	—	1	8,718
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	193	280	—	162	635
Operating lease right-of-use assets, net	—	26	—	—	26
Investments in equity method unconsolidated affiliates	—	—	1,268	—	1,268
Investment in consolidated subsidiaries	—	—	—	17	17
Other	8	60	17	(2)	83
Total other noncurrent assets	525	415	1,285	1,728	3,953
Total Assets	2,948	7,076	1,285	1,642	12,951
Segment reclassifications, intercompany balances and other	—	(53)	(10)	55	(8)
Reportable Segment Assets	$2,948	$7,023	$1,275	$1,697	$12,943

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS — LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2019
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$40	$156	$—	$(1)	$195
Accounts payable to affiliated companies	5	58	78	(88)	53
Notes payable to affiliated companies	78	—	—	(1)	77
Taxes accrued	1	25	—	—	26
Interest accrued	8	33	—	—	41
Current maturities of long-term debt	26	—	—	—	26
Regulatory liabilities	25	65	—	1	91
Other	3	60	(1)	3	65
Total current liabilities	186	397	77	(86)	574
Long-Term Debt	490	2,384	—	146	3,020
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	265	578	92	(1)	934
Asset retirement obligations	38	19	—	—	57
Regulatory liabilities	370	1,174	—	15	1,559
Operating lease liabilities	—	25	—	—	25
Accrued pension and other post-retirement benefit costs	26	6	—	—	32
Investment tax credits	2	1	—	(1)	2
Other	40	141	15	—	196
Total other noncurrent liabilities	741	1,944	107	13	2,805
Equity	1,524	2,351	1,100	1,570	6,545
Total Liabilities and Equity	2,948	7,076	1,284	1,643	12,951
Segment reclassifications, intercompany balances and other	—	(53)	(9)	54	(8)
Reportable Segment Liabilities and Equity	$2,948	$7,023	$1,275	$1,697	$12,943

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
June 2019

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (b)	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (b)
Gigawatt-hour (GWh) Sales (a)
Residential	18,823	19,159	(1.8%)	0.6%	41,041	42,900	(4.3%)	(0.4%)
General Service	19,015	19,026	(0.1%)	(0.2%)	36,932	37,466	(1.4%)	(0.7%)
Industrial	12,763	13,070	(2.3%)	(1.5%)	24,811	25,174	(1.4%)	(0.7%)
Other Energy Sales	145	141	2.8%		290	281	3.2%
Unbilled Sales	1,537	1,640	(6.3%)	n/a	201	(235)	185.5%	n/a
Total Retail Sales	52,283	53,036	(1.4%)	(0.2)%	103,275	105,586	(2.2%)	(0.5%)
Wholesale and Other	9,791	9,884	(0.9%)		19,493	20,863	(6.6%)
Total Consolidated Electric Sales — Electric Utilities and Infrastructure	62,074	62,920	(1.3%)		122,768	126,449	(2.9%)

Average Number of Customers (Electric)
Residential	6,725,599	6,619,271	1.6%		6,717,342	6,611,543	1.6%
General Service	988,506	982,634	0.6%		988,471	980,927	0.8%
Industrial	17,339	17,530	(1.1%)		17,369	17,567	(1.1%)
Other Energy Sales	28,636	23,527	21.7%		28,597	23,501	21.7%
Total Retail Customers	7,760,080	7,642,962	1.5%		7,751,779	7,633,538	1.5%
Wholesale and Other	47	57	(17.5%)		49	55	(10.9%)
Total Average Number of Customers — Electric Utilities and Infrastructure	7,760,127	7,643,019	1.5%		7,751,828	7,633,593	1.5%

Sources of Electric Energy (GWh)
Generated — Net Output (c)
Coal	13,007	15,458	(15.9%)		25,178	33,196	(24.2%)
Nuclear	18,138	17,595	3.1%		36,728	36,100	1.7%
Hydro	779	982	(20.7%)		1,832	1,736	5.5%
Oil and Natural Gas	18,191	17,697	2.8%		35,845	34,014	5.4%
Renewable Energy	197	148	33.1%		322	244	32.0%
Total Generation (d)	50,312	51,880	(3.0%)		99,905	105,290	(5.1%)
Purchased Power and Net Interchange (e)	15,825	14,761	7.2%		30,047	28,681	4.8%
Total Sources of Energy	66,137	66,641	(0.8%)		129,952	133,971	(3.0%)
Less: Line Loss and Other	4,063	3,721	9.2%		7,184	7,522	(4.5%)
Total GWh Sources	62,074	62,920	(1.3%)		122,768	126,449	(2.9%)

Owned Megawatt (MW) Capacity (c)
Summer					50,888	49,934
Winter					54,583	53,503
Nuclear Capacity Factor (%) (f)					96	94

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

(f)	Statistics reflect 100 percent of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2019

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (b)	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (b)
GWh Sales (a)
Residential	6,168	6,324	(2.5%)		13,923	14,608	(4.7%)
General Service	7,171	7,193	(0.3%)		13,993	14,139	(1.0%)
Industrial	5,402	5,519	(2.1%)		10,336	10,503	(1.6%)
Other Energy Sales	79	75	5.3%		159	150	6.0%
Unbilled Sales	344	426	(19.2%)		(11)	(97)	88.7%
Total Retail Sales	19,164	19,537	(1.9%)	(0.9%)	38,400	39,303	(2.3%)	(0.9%)
Wholesale and Other	2,440	2,735	(10.8%)		5,032	5,596	(10.1%)
Total Consolidated Electric Sales — Duke Energy Carolinas	21,604	22,272	(3.0%)		43,432	44,899	(3.3%)

Average Number of Customers
Residential	2,257,042	2,209,018	2.2%		2,250,978	2,205,938	2.0%
General Service	361,962	357,583	1.2%		361,073	356,842	1.2%
Industrial	6,128	6,181	(0.9%)		6,130	6,194	(1.0%)
Other Energy Sales	20,580	15,536	32.5%		20,551	15,508	32.5%
Total Retail Customers	2,645,712	2,588,318	2.2%		2,638,732	2,584,482	2.1%
Wholesale and Other	15	26	(42.3%)		18	24	(25.0%)
Total Average Number of Customers — Duke Energy Carolinas	2,645,727	2,588,344	2.2%		2,638,750	2,584,506	2.1%

Sources of Electric Energy (GWh)
Generated — Net Output (c)
Coal	5,070	6,029	(15.9%)		8,292	12,279	(32.5%)
Nuclear	11,015	11,083	(0.6%)		22,481	22,721	(1.1%)
Hydro	540	714	(24.4%)		1,319	1,239	6.5%
Oil and Natural Gas	3,807	4,051	(6.0%)		7,888	7,203	9.5%
Renewable Energy	44	56	(21.4%)		78	85	(8.2%)
Total Generation (d)	20,476	21,933	(6.6%)		40,058	43,527	(8.0%)
Purchased Power and Net Interchange (e)	2,941	1,517	93.9%		5,843	3,834	52.4%
Total Sources of Energy	23,417	23,450	(0.1%)		45,901	47,361	(3.1%)
Less: Line Loss and Other	1,813	1,178	53.9%		2,469	2,462	0.3%
Total GWh Sources	21,604	22,272	(3.0%)		43,432	44,899	(3.3%)

Owned MW Capacity (c)
Summer					20,209	20,188
Winter					21,146	21,068
Nuclear Capacity Factor (%) (f)					98	97

Heating and Cooling Degree Days
Actual
Heating Degree Days	127	208	(38.9%)		1,730	1,929	(10.3%)
Cooling Degree Days	632	638	(0.9%)		636	648	(1.9%)

Variance from Normal
Heating Degree Days	(41.3%)	(5.8%)			(10.7%)	(1.8%)
Cooling Degree Days	28.9%	30.0%			27.8%	30.3%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

(f)	Statistics reflect 100 percent of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2019

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (b)	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (b)
GWh Sales (a)
Residential	3,910	4,032	(3.0%)		8,808	9,532	(7.6%)
General Service	3,718	3,771	(1.4%)		7,256	7,503	(3.3%)
Industrial	2,614	2,640	(1.0%)		5,115	5,077	0.7%
Other Energy Sales	20	20	—%		39	39	—%
Unbilled Sales	545	295	84.7%		181	(272)	166.5%
Total Retail Sales	10,807	10,758	0.5%	1.3%	21,399	21,879	(2.2%)	(0.3%)
Wholesale and Other	5,415	5,138	5.4%		11,171	11,243	(0.6%)
Total Consolidated Electric Sales — Duke Energy Progress	16,222	15,896	2.1%		32,570	33,122	(1.7%)

Average Number of Customers
Residential	1,346,348	1,328,158	1.4%		1,344,117	1,325,644	1.4%
General Service	236,523	234,703	0.8%		235,974	234,005	0.8%
Industrial	4,029	4,055	(0.6%)		4,038	4,057	(0.5%)
Other Energy Sales	1,416	1,444	(1.9%)		1,417	1,447	(2.1%)
Total Retail Customers	1,588,316	1,568,360	1.3%		1,585,546	1,565,153	1.3%
Wholesale and Other	14	14	—%		14	14	—%
Total Average Number of Customers — Duke Energy Progress	1,588,330	1,568,374	1.3%		1,585,560	1,565,167	1.3%

Sources of Electric Energy (GWh)
Generated — Net Output (c)
Coal	1,911	2,023	(5.5%)		3,692	4,326	(14.7%)
Nuclear	7,123	6,512	9.4%		14,247	13,379	6.5%
Hydro	207	236	(12.3%)		459	445	3.1%
Oil and Natural Gas	4,428	5,027	(11.9%)		9,866	11,226	(12.1%)
Renewable Energy	79	74	6.8%		125	128	(2.3%)
Total Generation (d)	13,748	13,872	(0.9%)		28,389	29,504	(3.8%)
Purchased Power and Net Interchange (e)	2,981	2,734	9.0%		5,182	4,969	4.3%
Total Sources of Energy	16,729	16,606	0.7%		33,571	34,473	(2.6%)
Less: Line Loss and Other	507	710	(28.6%)		1,001	1,351	(25.9%)
Total GWh Sources	16,222	15,896	2.1%		32,570	33,122	(1.7%)

Owned MW Capacity (c)
Summer					12,779	12,760
Winter					13,942	14,016
Nuclear Capacity Factor (%) (f)					92	87

Heating and Cooling Degree Days
Actual
Heating Degree Days	117	191	(38.7%)		1,600	1,805	(11.4%)
Cooling Degree Days	715	696	2.7%		721	719	0.3%

Variance from Normal
Heating Degree Days	(36.5%)	1.1%			(10.7%)	0.1%
Cooling Degree Days	33.0%	30.3%			31.5%	32.1%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

(f)	Statistics reflect 100 percent of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2019

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (b)	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (b)
GWh Sales (a)
Residential	5,168	4,663	10.8%		9,382	9,191	2.1%
General Service	3,954	3,699	6.9%		7,227	7,139	1.2%
Industrial	770	781	(1.4%)		1,447	1,539	(6.0%)
Other Energy Sales	6	6	—%		12	12	—%
Unbilled Sales	414	573	(27.7%)		182	388	(53.1%)
Total Retail Sales	10,312	9,722	6.1%	2.2%	18,250	18,269	(0.1%)	0.1%
Wholesale and Other	839	582	44.2%		1,222	1,154	5.9%
Total Electric Sales — Duke Energy Florida	11,151	10,304	8.2%		19,472	19,423	0.3%

Average Number of Customers
Residential	1,620,392	1,594,538	1.6%		1,618,343	1,591,724	1.7%
General Service	200,593	200,657	—%		201,651	200,432	0.6%
Industrial	2,031	2,082	(2.4%)		2,035	2,096	(2.9%)
Other Energy Sales	1,500	1,511	(0.7%)		1,502	1,514	(0.8%)
Total Retail Customers	1,824,516	1,798,788	1.4%		1,823,531	1,795,766	1.5%
Wholesale and Other	13	11	18.2%		12	11	9.1%
Total Average Number of Customers — Duke Energy Florida	1,824,529	1,798,799	1.4%		1,823,543	1,795,777	1.5%

Sources of Electric Energy (GWh)
Generated — Net Output (c)
Coal	1,133	1,877	(39.6%)		1,751	3,998	(56.2%)
Oil and Natural Gas	9,419	7,238	30.1%		16,906	13,329	26.8%
Renewable Energy	65	9	622.2%		106	17	523.5%
Total Generation (d)	10,617	9,124	16.4%		18,763	17,344	8.2%
Purchased Power and Net Interchange (e)	1,336	1,901	(29.7%)		2,196	3,279	(33.0%)
Total Sources of Energy	11,953	11,025	8.4%		20,959	20,623	1.6%
Less: Line Loss and Other	802	721	11.2%		1,487	1,200	23.9%
Total GWh Sources	11,151	10,304	8.2%		19,472	19,423	0.3%

Owned MW Capacity (c)
Summer					10,218	9,304
Winter					11,308	10,255

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	2	(100.0%)		271	385	(29.6%)
Cooling Degree Days	1,159	1,052	10.2%		1,403	1,316	6.6%

Variance from Normal
Heating Degree Days	(100.0%)	(81.9%)			(28.6%)	(1.3%)
Cooling Degree Days	11.0%	1.2%			13.6%	7.5%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2019

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (b)	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (b)
GWh Sales (a)
Residential	1,761	2,052	(14.2%)		4,284	4,615	(7.2%)
General Service	2,223	2,341	(5.0%)		4,498	4,660	(3.5%)
Industrial	1,404	1,471	(4.6%)		2,798	2,858	(2.1%)
Other Energy Sales	27	27	—%		54	54	—%
Unbilled Sales	139	206	(32.5%)		(58)	(118)	50.8%
Total Retail Sales	5,554	6,097	(8.9%)	(2.9%)	11,576	12,069	(4.1%)	(0.6%)
Wholesale and Other	106	50	112.0%		248	150	65.3%
Total Electric Sales — Duke Energy Ohio	5,660	6,147	(7.9%)		11,824	12,219	(3.2%)

Average Number of Customers
Residential	769,572	765,215	0.6%		771,163	766,081	0.7%
General Service	87,914	88,214	(0.3%)		88,203	88,238	—%
Industrial	2,461	2,492	(1.2%)		2,471	2,497	(1.0%)
Other Energy Sales	3,391	3,332	1.8%		3,384	3,332	1.6%
Total Retail Customers	863,338	859,253	0.5%		865,221	860,148	0.6%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers — Duke Energy Ohio	863,339	859,254	0.5%		865,222	860,149	0.6%

Sources of Electric Energy (GWh)
Generated — Net Output (c)
Coal	642	143	349.0%		1,698	819	107.3%
Oil and Natural Gas	26	49	(46.9%)		32	69	(53.6%)
Total Generation (d)	668	192	247.9%		1,730	888	94.8%
Purchased Power and Net Interchange (e)	5,596	6,549	(14.6%)		11,507	12,884	(10.7%)
Total Sources of Energy	6,264	6,741	(7.1%)		13,237	13,772	(3.9%)
Less: Line Loss and Other	604	594	1.7%		1,413	1,553	(9.0%)
Total GWh Sources	5,660	6,147	(7.9%)		11,824	12,219	(3.2%)

Owned MW Capacity (c)
Summer					1,076	1,076
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	347	497	(30.2%)		2,918	3,066	(4.8%)
Cooling Degree Days	333	539	(38.2%)		333	543	(38.7%)

Variance from Normal
Heating Degree Days	(22.7%)	9.9%			(2.9%)	1.4%
Cooling Degree Days	2.8%	64.2%			1.7%	63.5%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2019

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (b)	2019	2018	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal (b)
GWh Sales (a)
Residential	1,816	2,088	(13.0%)		4,644	4,954	(6.3%)
General Service	1,949	2,022	(3.6%)		3,958	4,025	(1.7%)
Industrial	2,573	2,659	(3.2%)		5,115	5,197	(1.6%)
Other Energy Sales	13	13	—%		26	26	—%
Unbilled Sales	95	140	(32.1%)		(93)	(136)	(31.6%)
Total Retail Sales	6,446	6,922	(6.9%)	(2.1%)	13,650	14,066	(3.0%)	(0.8%)
Wholesale and Other	991	1,379	(28.1%)		1,820	2,720	(33.1%)
Total Electric Sales — Duke Energy Indiana	7,437	8,301	(10.4%)		15,470	16,786	(7.8%)

Average Number of Customers
Residential	732,245	722,342	1.4%		732,741	722,156	1.5%
General Service	101,514	101,477	—%		101,570	101,410	0.2%
Industrial	2,690	2,720	(1.1%)		2,695	2,723	(1.0%)
Other Energy Sales	1,749	1,704	2.6%		1,743	1,700	2.5%
Total Retail Customers	838,198	828,243	1.2%		838,749	827,989	1.3%
Wholesale and Other	4	5	(20.0%)		4	5	(20.0%)
Total Average Number of Customers — Duke Energy Indiana	838,202	828,248	1.2%		838,753	827,994	1.3%

Sources of Electric Energy (GWh)
Generated — Net Output (c)
Coal	4,251	5,386	(21.1%)		9,745	11,774	(17.2%)
Hydro	32	32	—%		54	52	3.8%
Oil and Natural Gas	511	1,332	(61.6%)		1,153	2,187	(47.3%)
Renewable Energy	9	9	—%		13	14	(7.1%)
Total Generation (d)	4,803	6,759	(28.9%)		10,965	14,027	(21.8%)
Purchased Power and Net Interchange (e)	2,971	2,060	44.2%		5,319	3,715	43.2%
Total Sources of Energy	7,774	8,819	(11.8%)		16,284	17,742	(8.2%)
Less: Line Loss and Other	337	518	(34.9%)		814	956	(14.9%)
Total GWh Sources	7,437	8,301	(10.4%)		15,470	16,786	(7.8%)

Owned MW Capacity (c)
Summer					6,606	6,606
Winter					7,023	7,000

Heating and Cooling Degree Days
Actual
Heating Degree Days	474	547	(13.3%)		3,358	3,378	(0.6%)
Cooling Degree Days	294	557	(47.2%)		294	561	(47.6%)

Variance from Normal
Heating Degree Days	(4.3%)	11.0%			3.3%	3.7%
Cooling Degree Days	(11.3%)	68.9%			(12.1%)	68.4%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
June 2019

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Inc. (Dec.)	2019	2018	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms) (a)	104,684,733	116,839,962	(10.4%)	256,350,657	271,741,341	(5.7%)
Duke Energy Midwest LDC throughput (Mcf)	13,742,907	15,615,050	(12.0%)	52,281,179	52,741,115	(0.9%)

Average Number of Customers — Piedmont Natural Gas
Residential	980,822	968,046	1.3%	982,131	969,356	1.3%
Commercial	104,238	103,543	0.7%	104,479	104,189	0.3%
Industrial	970	961	0.9%	968	962	0.6%
Power Generation	16	17	(5.9%)	16	17	(5.9%)
Total Average Number of Gas Customers — Piedmont Natural Gas	1,086,046	1,072,567	1.3%	1,087,594	1,074,524	1.2%

Average Number of Customers — Duke Energy Midwest
Residential	489,728	486,015	0.8%	491,448	487,434	0.8%
General Service	43,111	43,157	(0.1%)	44,229	44,219	—%
Industrial	1,551	1,574	(1.5%)	1,615	1,618	(0.2%)
Other	135	138	(2.2%)	135	138	(2.2%)
Total Average Number of Gas Customers — Duke Energy Midwest	534,525	530,884	0.7%	537,427	533,409	0.8%

(a)
Piedmont has a margin decoupling mechanism in North Carolina and weather normalization mechanisms in South Carolina and Tennessee that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
June 2019

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Inc. (Dec.)	2019	2018	% Inc. (Dec.)
Renewable Plant Production, GWh	2,314	2,471	(6.4)%	4,382	4,651	(5.8)%
Net Proportional MW Capacity in Operation (a)	n/a	n/a		3,157	2,951	7.0%

(a)    Includes 100 percent tax equity project capacity.